                                                                    EXHIBIT 11.1

                            CLIFFS DRILLING COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        THREE MONTHS           NINE MONTHS
                                                                    ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                                    -------------------    -------------------
                                                                      1994       1993         1994      1993
                                                                      ----       ----         ----      ----
PRIMARY:
    Average Shares Outstanding  . . . . . . . . . . . . . . . .        4,128      4,512        4,260      4,511
    Net Effect of Dilutive Stock Options - Based on the
       Treasury Stock Method Using Average Market Price   . . .           --          1           --          1
                                                                    --------   --------    ---------   --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .        4,128      4,513        4,260      4,512
                                                                    ========   ========    =========   ========

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . .        2,004      2,159        4,942      5,288
Less:  Cumulative Preferred Stock Dividends . . . . . . . . . .         (665)      (665)      (1,995)    (1,995)
                                                                    --------   --------    ---------   --------

Net Income Applicable to Common and Common
       Equivalent Shares  . . . . . . . . . . . . . . . . . . .        1,339      1,494        2,947      3,293
                                                                    --------   --------    ---------   --------

Net Income Per Share  . . . . . . . . . . . . . . . . . . . . .     $   0.32   $   0.33    $    0.69   $   0.73
                                                                    ========   ========    =========   ========



ASSUMING FULL DILUTION:
    Average Shares Outstanding  . . . . . . . . . . . . . . . .        4,128      4,512        4,260      4,511
    Net Effect of Dilutive Stock Options - Based on the
       Treasury Stock Method Using Average Market Price   . . .           --          1           --          1
    Assumed Conversion of Cumulative Preferred Stock  . . . . .        2,178      2,178        2,178      2,178
                                                                    --------   --------    ---------   --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .        6,306      6,691        6,438      6,690
                                                                    ========   ========    =========   ========

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . .        2,004      2,159        4,942      5,288
Less:  Cumulative Preferred Stock Dividends . . . . . . . . . .         (665)      (665)      (1,995)    (1,995)
Add:  Cumulative Preferred Stock Dividends  . . . . . . . . . .          665        665        1,995      1,995
                                                                    --------   --------    ---------   --------

Net Income Applicable to Common and Common
       Equivalent Shares  . . . . . . . . . . . . . . . . . . .        2,004      2,159        4,942      5,288
                                                                    --------   --------    ---------   --------
Net Income Per Share  . . . . . . . . . . . . . . . . . . . . .     $   0.32   $   0.32    $    0.77   $   0.79
                                                                    ========   ========    =========   ========
                                                                         (a)                     (a)        (a)
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(a) The assumed conversion of the cumulative preferred stock for the period would have an anti-dilutive effect on the computation of earnings per common and common equivalent shares; therefore, conversion has not been assumed for this period.